Execution Copy

COMPROMISE AND RELEASE AGREEMENT

THIS COMPROMISE AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of June 26, 2020, by and among Pinedale Corridor, LP, a Delaware limited partnership (“Pinedale”), CorEnergy Infrastructure Trust Inc., a Maryland corporation (“CORR”), the Agent (as defined below), and the Purchasers (as defined below, and together with Pinedale, CORR, and the Agent, the “Parties”). All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the NPA (as defined below).

RECITALS

WHEREAS, pursuant to the Second Amended and Restated Term Credit Agreement and Note Purchase Agreement dated as of December 29, 2017 among Pinedale, and each of the Purchasers listed in the Purchaser Schedule attached thereto (the “Purchasers”) (as amended, restated, supplemented or otherwise modified as of the date hereof, the “NPA”), Pinedale issued
$41,000,000 aggregate principal amount of its 6.50% Senior Secured Notes, Series A, due December 29, 2022 (the “Notes”);

WHEREAS, the Notes are secured by the Collateral, including the LGS Assets; WHEREAS, Pinedale owns the LGS Assets, which are leased to Ultra Wyoming LGS,
LLC, a Delaware limited liability company, (“Ultra”) pursuant to the Lease dated on or about December 14, 2012 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Lease”);

WHEREAS, on May 14, 2020, Ultra and certain of its affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas1;
WHEREAS, on May 15, 2020, Ultra filed Debtor Ultra Wyoming LGS, LLC’s Motion for Entry of an Order Authorizing Rejection of the Pinedale LGS Lease Agreement [D.I. 17] (the “Motion”) seeking authorization to reject the Lease;

WHEREAS, on June 5, 2020, Pinedale filed Pinedale Corridor, LP’s Objection to Debtor Ultra Wyoming LGS, LLC’s Motion for Entry of an Order Authorizing Rejection of the Pinedale LGS Lease Agreement [D.I. 204] (the “Objection”) opposing the rejection of the Lease; the issues and arguments raised in the Motion and the Objection are referred to herein as the “Lease Rejection Dispute”;

WHEREAS, after taking into account certain agreed expenses, Pinedale projects that it has cash on hand in the amount of $3,472,121.51 (such amount, the “Pinedale Cash” and such amount, net of the expenses listed on Exhibit B, the “Pinedale Net Cash”);

________________________
1 The bankruptcy cases are jointly administered under the lead case, In re Ultra Petroleum Corp., et al., Case No. 20-32631

WHEREAS, as set forth in this Agreement and in the Settlement Motion (as defined below), Pinedale believes it has an agreement with Ultra that will settle the Lease Rejection Dispute and all claims arising in connection with the Lease;

WHEREAS, in accordance with the settlement, on the Effective Date of this Agreement,
(a)Pinedale intends to (i) use the Pinedale Cash to pay the expenses listed on Exhibit B, (ii) pay the Pinedale Net Cash on account of the Obligations, and (iii) sell the LGS Assets to Ultra for a purchase price of $18,000,000 (the “LGS Purchase Price” and together with the Pinedale Net Cash, the “Payoff Amount”) pursuant to the Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement expected to be dated as of June 26, 2020 between Ultra and Pinedale, a copy of which has been provided to the Agent (respectively the “PSA” and the “LGS Sale”), and
(b)Ultra will be directed by Pinedale to pay the LGS Purchase Price directly to the Purchasers on account of the Obligations, as set forth in the Purchaser payment instructions attached here as Exhibit A;

WHEREAS, on June 22, 2020, Ultra filed its Debtors’ Emergency Motion for Entry of an Order (I) Authorizing the Debtors to Enter Into and Perform Under an Asset Purchase Agreement to Purchase the Pinedale LGS Gathering System, (II) Authorizing and Approving the Settlement by and Among the Debtors and Pinedale, and (III) Granting Related Relief [D.I. 301] seeking entry of an order approving a settlement of the Lease Rejection Dispute and all claims arising in connection with the Lease (respectively, the “Settlement Motion” and “Settlement Order”);

NOW, THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

COMPROMISE AND RELEASE

1.Recitals Incorporated by Reference

The foregoing recitals are hereby incorporated by reference into this Agreement.

2. Payments

a.Payment of Fees and Expenses and Pinedale Net Cash. Upon the occurrence of the Effective Date, and in no event later than 1 Business Day following the occurrence of the Effective Date, Pinedale shall:

i.use the Pinedale Cash to pay the fees and expenses incurred by the Agent, the Purchasers, and Pinedale listed in Exhibit B in accordance with the payment instructions therein; and

ii.pay the Pinedale Net Cash to the Purchasers in accordance with the payment instructions listed in Exhibit A.

b. Payment of LGS Purchase Price. Upon the occurrence of the Effective Date, Pinedale shall direct Ultra to pay the LGS Purchase Price to the Purchasers in accordance with the payment instructions listed in Exhibit A.

3. Satisfaction of Obligations and Release of Liens

a.Release of Liens on LGS Assets upon Receipt by Purchasers of LGS Purchase Price. Upon receipt by the each Purchaser of the LGS Purchase Price as described in Section 2(b) above:

i.all Liens on, or relating to, the LGS Assets shall terminate automatically and irrevocably; and

ii.the Parties and their respective counsel (or their respective designees), in each case at the sole expense of Pinedale shall be authorized to execute, record and/or deliver (as applicable) the documents listed in Exhibit C hereto in order to release Liens granted under the Note Documents on, or relating to, the LGS Assets.

b.Satisfaction of Obligations. Upon receipt of the payments described in Sections 2(a) and (b) above by the recipients listed on Exhibit B and Purchasers, as applicable (collectively, the “Termination Conditions”):

i.the NPA shall terminate, and all of the Obligations under the Note Documents (other than (A) expense and other reimbursement obligations included on Exhibit B, and (B) any other obligations that, pursuant to the express terms of the Note Documents, survive the termination of the Note Documents (collectively, the “Surviving Debt”)) shall be deemed paid in full;

ii.each of the Note Documents and all Liens granted, made or existing thereunder or in connection therewith shall terminate automatically and irrevocably; and

iii.Pinedale shall automatically be released and discharged from all obligations, claims and demands under the Note Documents (other than the Surviving Debt).

c.Release of Liens. Except as described in Section 3(a) above, upon satisfaction of the Termination Conditions, the Parties and their respective counsel (or their respective designees), in each case at the sole expense of Pinedale:

i.shall be authorized to (A) execute, record and/or deliver (as applicable) the documents listed in Exhibit D hereto in order to release Liens granted under the Note Documents on, or relating to, Collateral other than the LGS Assets; and

ii.agree to take such steps as are reasonably requested by Pinedale and/or CORR to terminate all such Liens, at Pinedale’s sole expense.

d. Return of Notes. The Purchasers agree that, as soon as practicable following satisfaction of the Termination Conditions, they will execute and/or deliver to Pinedale, at the Pinedale’s sole cost and expense, the original Notes marked “cancelled” (or provide a loss affidavit regarding same).

e. Clawback. Notwithstanding anything to the contrary contained herein, Pinedale acknowledges and agrees that if, at any time on or after the date hereof, all or any portion of the Payoff Amount or any other payments or proceeds, or any portion thereof, paid to the Agent, any Purchaser or any other recipient on account of the Obligations is avoided, rescinded, set aside, invalidated, declared to be fraudulent, or a fraudulent conveyance or preferential, or otherwise must be returned or repaid by the Agent, any Purchaser or any other recipient whether in any bankruptcy, reorganization, insolvency or similar proceeding, or under any state or federal law, common law or equitable cause, the Obligations and indebtedness of Pinedale to the Agent and the Purchasers and the Liens securing the foregoing, or any part thereof which was intended to be satisfied by any such payments or proceeds, and any guarantees of the indebtedness and the Obligations, shall each be revived and reinstated (without any further action by any party) and continue to be in full force and effect, and shall be enforceable against Pinedale, as the case may be, and any of their successors and assigns, as if such payments or proceeds had never been received by the Agent, such Purchaser or such other recipient, and this Agreement shall in no way impair the claims of the Agent and Purchasers with respect thereto. In such event, Pinedale shall be and remain liable to Purchasers and the Agent for the amount so prepaid or recovered to the same extent as if such amount had never originally been received by the Agent, such Purchaser or such other recipient. Pinedale shall work with the Agent and Purchasers to restore to the Purchasers the Liens held on this date in any Collateral pursuant to the Security Documents. In particular, Pinedale shall take such steps as are reasonably requested by the Purchasers or Agent to reinstate and/or perfect all such Liens, including executing, recording and/or delivering financing statements and other security agreements.

4. Representations and Warranties

a.Representations of Pinedale and CORR. Pinedale and CORR each hereby represents and warrants to the Purchasers and the Agent, as of the date of this Agreement and as of the Effective Date, as follows:

i.this Agreement has been duly authorized by all necessary corporate action on the part of Pinedale or CORR, as applicable;

ii.Pinedale has no cash on hand other than the Pinedale Cash;

iii.Pinedale has no assets other than the Pinedale Cash that could be used to pay the Obligations, and does not expect to have or receive in the future any tax refunds or other assets or income that could be used to pay the Obligations;

iv. no dividends or other distributions have been made by Pinedale to CORR since March 31, 2020;

v. Each of Pinedale, Pinedale GP, Inc., and Pinedale LP I, LLC is and shall be treated as a disregarded entity for Federal income tax purposes, with all items of income, gain, loss and expenses being treated as though earned or incurred by CORR;

vi. CORR is and shall qualify as a real estate investment trust as defined in 26 U.S.C.
§§ 856-57 with all items of income, gain, loss and expenses by Pinedale being treated as though earned or incurred by its beneficial owners; and

vii. Pinedale is not entitled to a cash refund with respect to federal, state or local taxes for the tax year ending December 31, 2019.

b. Representations of the Purchasers and Agent. Each of the Purchasers and the Agent hereby represents and warrants to Pinedale and CORR that, as of the Effective Date, this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser or Agent.

5. Effective Date

The date on which all of the following conditions precedent have been satisfied in full shall be the “Effective Date”.

a.Execution and Delivery of this Agreement. All Parties shall have executed and delivered this Agreement and the Parties (or counsel on their behalf) shall have received a counterpart of this Agreement duly executed and delivered by each of the other Parties.

b.Execution and Delivery of the PSA. The Agent and Purchasers (or counsel on their behalf) shall have received a fully executed copy of the PSA in form and substance acceptable to the Purchasers.

c.Entry of the Settlement Order. The Bankruptcy Court for the Southern District of Texas shall have entered the Settlement Order in form and substance satisfactory to the Parties, approving the settlement as described in this Agreement and the Settlement Motion.

d.Sale Closing. The sale of the LGS Assets by Pinedale to Ultra shall have been consummated contemporaneously.

e.Representations and Warranties. The representations and warranties set forth in Section 4 hereof shall be true and correct in all respects.

f. Other Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be in form and substance satisfactory to the Purchasers, and the Purchasers (or counsel on their behalf) shall have received all such counterparts or certified or other copies of such documents as they may reasonably request.

6. Releases

a.Releases by Pinedale and CORR. For and in consideration of the Agent’s and the Purchasers’ agreements contained herein, effective upon the occurrence of both the Effective Date and the receipt of payments set forth in Section 2 hereof by the applicable Parties, Pinedale and CORR hereby irrevocably and voluntarily discharge, waive, acquit, surrender and expressly release the Agent, the Purchasers and their respective parent entities, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, representatives, attorneys, partners, members and their respective successors and assigns (collectively, the “Pinedale/CORR Released Parties”) from (i) all obligations to Pinedale or CORR (and their respective successors and assigns) under the Note Documents, and (ii) any and all claims, causes of action, damages, proceedings, suits, rights, liabilities or obligations of every nature and description in any way or manner which relates, directly or indirectly, to or arises out of any Pinedale/CORR Released Party’s performance and obligations under the Note Documents or the transactions relating thereto; whether known or unknown, anticipated or unanticipated, fixed or contingent, at law or in equity, that Pinedale or CORR at any time may have, or that any of their respective successors and assigns may have against the Pinedale/CORR Released Parties (except, with regards to clauses (i) and (ii) above, for the obligations and agreements of the Pinedale/CORR Released Parties expressly set forth in this Agreement). For the avoidance of doubt, the releases, terminations and other similar agreements granted or made in this Agreement apply solely to the arrangements under the Note Documents, the resolution of the Lease rejection dispute, and not to any other credit facilities, financial arrangements or contractual agreements that may exist between or among some or all of the Parties, if any.

b.Releases by the Agent and the Purchasers. For and in consideration of Pinedale’s and CORR’s agreements contained herein, effective upon the occurrence of both the Effective Date and the receipt of payments set forth in Section 2 hereof by the applicable Parties, the Agent and the Purchasers hereby irrevocably and voluntarily discharge, waive, acquit, surrender and expressly release Pinedale and CORR and their respective parent entities, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, representatives, attorneys, partners, members and their respective successors and assigns (collectively, the “Agent/Purchaser Released Parties”) from (i) all obligations to the Agent or the Purchasers (and their respective successors and assigns) under the Note Documents except the Surviving Debt, and (ii) any and all claims, causes of action, damages, proceedings, suits, rights, liabilities or obligations of every nature and description in any way or manner which relates, directly or indirectly, to or arises out of any Agent/Purchaser Released Party’s performance and obligations under the Note Documents or the transactions relating thereto; whether known or unknown, anticipated or unanticipated, fixed or contingent, at law or in equity, that the Agent or Purchasers at any time may have, or that any of their respective successors and assigns may have against the

Agent/Purchaser Released Parties (except, with regards to clauses (i) and (ii) above, for the obligations and agreements of the Agent/Purchaser Released Parties expressly set forth in this Agreement). For the avoidance of doubt, the releases, terminations and other similar agreements granted or made in this Agreement (A) do not apply to any liability that any Agent/Purchaser Released Party may incur as a result of a breach of this Agreement, but rather (B) apply solely to the arrangements under the Note Documents, the resolution of the Lease rejection dispute, and not to any other credit facilities, financial arrangements or contractual agreements that may exist between or among some or all of the Parties, if any.

c. Waiver. Without limiting the generality of the foregoing, the Parties hereby waive (to the fullest extent permitted by law) the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party.

d. Pleading. The releases contained herein are intended to be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of the foregoing releases.

e. Material Inducement. The Parties acknowledge that the releases contained herein constitute a material inducement to the Parties to enter into this Agreement and that the Parties would not have done so but for their respective expectations that such releases are valid and enforceable in all events.

7. Miscellaneous

a.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

b.Amendments. This Agreement sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated orally or otherwise, except in a writing signed by each such party.

c.Governing Law. This letter agreement shall be governed by the internal laws of the State of New York.

d.Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Signature pages immediately follow]

Accepted and Agreed as of the date first written above.

PINEDALE CORRIDOR LP, a Delaware limited partnership

By: /s/ David J. Schulte   Name: David J. Schulte
Title: President

CORENERGY INFRASTRUCTURE TRUST INC., a
Maryland Corporation

By: /s/ David J. Schulte   Name: David J. Schulte
Title: CEO and President

[Signature Page to Compromise and Settlement Agreement]

PGIM, INC., as Agent

By: /s/ Michael Gurovitsch   Name: Michael Gurovitsch
Title: Vice President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as Investment Manager

By: /s/ Michael Gurovitsch  Name: Michael Gurovitsch
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Michael Gurovitsch  Name: Michael Gurovitsch
Title: Assistant Vice President

[Signature Page to Compromise and Release Agreement]

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as Investment Manager

By: /s/ Michael Gurovitsch  Name: Michael Gurovitsch
Title: Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as Investment Manager

By: /s/ Michael Gurovitsch  Name: Michael Gurovitsch
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Michael Gurovitsch  Name: Michael Gurovitsch
Title: Vice President

[Signature Page to Compromise and Release Agreement]

EXHIBIT A

Payment Instructions

[See Attached]

Exhibit A - Payment Instructions
Noteholder	Original Principal Amount	Outstanding Par Amount	% of Total Outstanding	Purchase Price Distribution Amount*	Wire Instructions**
PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST	$5,465,000.00	$4,289,358.50	13.33%	$2,399,268.27	The Bank of New York Mellon New York, NY ABA No.: 021000018 Account Name: PAR U Hartford Life & Annuity Comfort Trust Account No. : 2483868400
PRUCO LIFE INSURANCE COMPANY	$4,900,000.00	$3,845,902.31	11.95%	$2,151,219.44	JPMorgan Chase Bank, NA New York, NY ABA No.: 021000021 Account Name: PRUCO Life Insurance Company Account No.: P86192
PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	$11,170,000.00	$8,767,087.90	27.24%	$4,903,902.49	JPMorgan Chase Bank, NA New York, NY ABA No.: 021000021 Account Name: Prudential Arizona Reinsurance Universal - Private Account No.: P01372
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY	$14,465,000.00	$11,353,261.09	35.28%	$6,350,487.87	JPMorgan Chase Bank, NA New York, NY ABA NO.: 021000021 Account Name: Prudential Legacy Ins Co of NJ Account No.: P30874
A-1

Exhibit A - Payment Instructions
Noteholder	Original Principal Amount	Outstanding Par Amount	% of Total Outstanding	Purchase Price Distribution Amount*	Wire Instructions**
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$5,000,000.00	$3,924,390.20	12.20%	$2,195,121.93	JPMorgan Chase Bank, NA New York, NY ABA NO.: 021000021 Account Name: Hartford Financial Sindle Client SA Account No.: P99726
TOTAL	$41,000,000.00	$32,180,000.00	100.00%	$18,000,000.00

* This column reflects distribution amounts with respect to Purchase Price amounts only; all other distributions shall be made on a pro rata basis in accordance with the holdings listed in this chart unless otherwise instructed by the Purchasers.
** Each wire transfer shall set forth the name of the Company, a reference to "6.50% Senior Secured Notes due December 28, 2022, Security No. INV11979, [PPN]"
and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.
A-2

EXHIBIT B

Expenses of Agent, Purchasers and Pinedale

Recipient	Distribution Amount	Wire Instructions
Akin Gump Straus Hauer and Feld, LLP	$200,000.00
Citi Private Bank 660 Steamboat Rd
Greenwich, CT 06830
Account number: 1255758213 ABA Routing Number: 221172610
Title: AKIN GUMP STRAUSS HAUER & FELD LLP –
Hartford Trustee Acct. Ref: Client Matter #694484.0140, Pinedale

TOTAL	$200,000.00

EXHIBIT C

Documents Releasing Liens on or relating to the LGS Assets

1.Release of that certain Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing from the Borrower, as mortgagor, dated as of December 20, 2012, and recorded on December 20, 2012, in Book 194 of Mortgages, Page 547, as Instrument No. 364165 in the Official Records of Sublette County, Wyoming, as amended by that certain First Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing dated as of June 19, 2013, effective as of December 20, 2012, recorded on August 28, 2013, in Book 104 of Miscellaneous Records, Page 349, Instrument No. 368561, as further amended by that certain Second Amendment to Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 31, 2015, recorded January 13, 2016, in Book 213 of Mortgages, Page 359, Instrument No. 381045, and as further amended and/or assigned pursuant to the Note Documents;

2.Release of that certain Assignment of Lease and Guaranty, dated as of December 20, 2012, executed by the Borrower to Assignor, and recorded on December 20, 2012, in Book 102 Misc, Page 672, as Instrument No. 364166 in the Official Records of Sublette County, Wyoming, covering that certain “Lease” described therein for the use or occupying of certain “Property” identified therein, as further amended and/or assigned pursuant to the Note Documents;

3.Release of that certain Subordination, Nondisturbance and Attornment Agreement, dated as of December 20, 2012, by and among KeyBank, as Agent under the Credit Agreement, Ultra Wyoming LGS, LLC and the Borrower, and recorded on December 20, 2012 in Book 194 of Mortgages, Page 596, as Instrument No. 364167 in the Official Records of Sublette County, Wyoming; as further amended and/or assigned pursuant to the Note Documents

4.Termination with respect to that certain UCC transmitting utility financing statement (file number 2012 5006574) naming Pinedale Corridor, LP as debtor and KeyBank National Association, as administrative agent, as secured party, filed with Delaware SOS on December 21, 2012, as amended pursuant to:

a.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 5006574) naming CorEnergy Infrastructure Trust, Inc., as administrative agent, as secured party, filed with Delaware SOS on November 30, 2017;

b.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 5006574) continuing effectiveness of same, filed with Delaware SOS on December 18, 2017;

c.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 5006574) restating the covered collateral description, filed with Delaware SOS on December 29, 2017;
Exhibit C-1

d. that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 5006574) naming PGIM, Inc., as administrative agent, as secured party, filed with Delaware SOS on December 29, 2017; and

e. that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 5006574) updating the debtor’s address, filed with Delaware SOS on April 27, 2018; and

5. Termination with respect to that certain UCC transmitting utility financing statement (file number 2012 52423229) naming Pinedale Corridor, LP as debtor and KeyBank National Association, as administrative agent, as secured party, filed with Wyoming SOS on December 26, 2012, as amended pursuant to:

a.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 52423229) naming CorEnergy Infrastructure Trust, Inc., as administrative agent, as secured party, filed with Wyoming SOS on December 5, 2017;

b.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 52423229) naming PGIM, Inc., as administrative agent, as secured party, filed with Wyoming SOS on January 12, 2018;

c.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 52423229) restating the covered collateral description, filed with Wyoming SOS on April 27, 2018; and

d.that certain Amendment to UCC transmitting utility financing statement (initial file number 2012 52423229) updating the debtor’s address, filed with Wyoming SOS on May 1, 2018.

Exhibit C-2

EXHIBIT D

Documents Releasing Liens on or relating to Collateral

1.Termination with respect to that certain UCC financing statement (file number 2012 5005980) naming Pinedale Corridor, LP as debtor and KeyBank National Association, as administrative agent, as secured party, filed with Delaware SOS on December 21, 2012, as amended pursuant to:
a.that certain Amendment to UCC financing statement (initial file number 2012 5005980) naming CorEnergy Infrastructure Trust, Inc., as administrative agent, as secured party, filed with Delaware SOS on November 30, 2017;

b.that certain Amendment to UCC financing statement (initial file number 2012 5005980) continuing effectiveness of same, filed with Delaware SOS on December 18, 2017;

c.that certain Amendment to UCC financing statement (initial file number 2012 5005980) naming PGIM, Inc., as collateral agent, as secured party, filed with Delaware SOS on December 29, 2017; and

d.that certain Amendment to UCC financing statement (initial file number 2012 5005980) updating the debtor’s address, filed with Delaware SOS on April 27, 2018;

2.Termination with respect to that certain UCC financing statement (file number 2012 5006780) naming CorEnergy Infrastructure Trust, Inc. as debtor and KeyBank National Association, as administrative agent, as secured party, filed with Delaware SOS on December 21, 2012, as amended pursuant to:

a.that certain Amendment to UCC financing statement (initial file number 2012 5006780) naming CorEnergy Infrastructure Trust, Inc., as administrative agent, as secured party, filed with Delaware SOS on November 30, 2017;

b.that certain Amendment to UCC financing statement (initial file number 2012 5006780) continuing effectiveness of same, filed with Delaware SOS on December 18, 2017;

c.that certain Amendment to UCC financing statement (initial file number 2012 5006780) restating the covered collateral description, filed with Delaware SOS on December 29, 2017;

d.that certain Amendment to UCC financing statement (initial file number 2012 5006780) naming PGIM Inc., as administrative agent, as secured party, filed with Delaware SOS on December 29, 2017; and

e.that certain Amendment to UCC financing statement (initial file number 2012 5006780) updating the debtor’s address, filed with Delaware SOS on April 27, 2018;
Exhibit D-1

3. Termination with respect to that certain UCC financing statement (file number 181480531) naming CorEnergy Infrastructure Trust, Inc. as debtor and KeyBank National Association, as administrative agent, as secured party, filed with Maryland SOS on August 23, 2013, as amended pursuant to:

f.that certain Amendment to UCC financing statement (initial file number 181480531) naming CorEnergy Infrastructure Trust, Inc., as administrative agent, as secured party, filed with Maryland SOS on December 11, 2017;

g.that certain Amendment to UCC financing statement (initial file number 181480531) naming The Prudential Insurance Company of America., as administrative agent, as secured party, filed with Maryland SOS on December 28, 2017;

h.that certain Amendment to UCC financing statement (initial file number 181480531) restating the covered collateral description, filed with Maryland SOS on or around December 29, 2017;

i.that certain Amendment to UCC financing statement (initial file number 181480531) naming PGIM, Inc. as Collateral Agent, as secured party, filed with Maryland SOS on or around December 29, 2017; and

j.that certain Amendment to UCC financing statement (initial file number 181480531) updating the debtor’s address, filed with Maryland SOS on April 30, 2018; and

4. Return of stock certificate #1 issued by Pinedale GP, Inc. and stock power.

5. Termination of Deposit Account Control Agreement among the Company, Regions Bank and CORR dated as of April 11, 2016, with respect to Account Number 0222616535 at Regions Bank.
Exhibit D-2